# STOCK PURCHASE AGREEMENT

by and among

US NUCLEAR CORP.

and

SAMUEL KASSEGNE

and

BAO NGUYEN

and

GRAPHETON, INC.

Effective Date of February 3, 2020

## TABLE OF CONTENTS

**STOCK PURCHASE AGREEMENT**

This Stock Purchase Agreement (this "***Agreement***") is entered into February 3, 2020 (the "***Effective Date***"), by and between US Nuclear Corp., a Delaware corporation ("***UCLE,***" also referred to herein as the "***Purchaser***"), Grapheton, Inc., a California corporation (the "***Company***"), and Samuel Kassegne ("***Kassegne***") and Bao Nguyen ("***Nguyen***", along with the Company and Kassegne, the "***Sellers***" or individually, a "***Seller***"). Purchaser and Sellers are referred to herein as a "***Party***" and collectively as the "***Parties.***" Certain capitalized terms used herein are defined in Article I.

WHEREAS, Kassegne owns 2,000 shares of common stock in the Company, and Nguyen owns 2,000 shares of common stock in the Company.

WHEREAS, the Company has authorized 10,000 shares of common stock with the State of California (the "***Company Authorized Shares***"), of which, inclusive of the shares of common stock owned by Kassegne and Nguyen, 4,707 are issued and outstanding (the "***Company Issued Shares***").

WHEREAS, Kassegne wishes to sell, and UCLE wishes to purchase, 66 of the 2,000 shares of common stock owned by Kassegne in the Company (the "***Kassegne Shares***"), and Nguyen wishes to sell, and UCLE wishes to purchase, 66 of the 2,000 shares of common stock owned by Nguyen in the Company (the "***Nguyen Shares***"), pursuant to the terms of this Agreement.

WHEREAS, the Company wishes to sell, and UCLE wishes to purchase at Closing, for the consideration set forth herein, the Exchanged Shares, and the Closing Shares, as defined below.

WHEREAS, subject to the terms of the Escrow Agreement, the Company wishes to sell and UCLE wishes to purchase 1,100 of the Company Authorized Shares on the First Anniversary (the "***UCLE Anniversary Shares***") pursuant to the terms of this Agreement.

WHEREAS, the Purchaser on the one hand, and Kassegne and Nguyen on the other, have agreed to certain earn out provisions relating to the continued growth and success of the Company.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Purchaser and Sellers hereby agree as follows:

## ARTICLE I
## DEFINITIONS

Unless defined within specific provisions of this Agreement, the following terms shall have the following meanings for the purposes of this Agreement:

"***Affiliate***" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person. The term "control" including the terms "controlling", "under common control with" and "controlled by" means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"***Agreement***" means this Agreement, including the Disclosure Schedules and all Exhibits and Schedules hereto, as may be amended from time to time.

"***Applicable Laws***" means all laws, statutes, orders, rules, and regulations of Governmental Authorities, and judgments, decisions or orders entered by any Governmental Authority applicable to Sellers.

"***Articles***" means the Articles of Incorporation of the Company, as amended from time to time, and as filed with the Secretary of State, State of California.

"***Assignments Separate from Certificate***" means the assignment agreement to be delivered by Sellers to Purchaser in connection with this Agreement setting forth, amongst other things, the allocated purchase price for each Sellers.

"***Benefit Plans***" means (i) any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are respectively defined in Sections 3(1) and 3(2) of ERISA), other than a Multiemployer Plan; and (ii) any material retirement or deferred compensation plan, incentive compensation plan, units plan, share appreciation right, unemployment compensation plan, vacation pay, severance pay, bonus arrangement, health benefit plan, profit-sharing plan, death or disability plan or any other fringe benefit arrangements in each case in which any employee of the Company participates.

"***Business Day(s)***" means any day other than a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other action of a Governmental Authority to close.

"***Closing***" means the consummation of the transactions contemplated herein.

"***Closing Date***" shall have the meaning set forth in Section 2.6.

"***Closing Shares***" means 233 shares of common stock in the Company purchased by UCLE from the Company Authorized Shares for $150,000, as set forth in Section 2.2.

"***Code***" means the Internal Revenue Code of 1986, as amended.

"***Company***" shall have the meaning set forth in the preamble.

"***Company Exchanged Shares***" means 1,087 shares of the Company Authorized Shares.

"***Company First Anniversary Shares***" means 1,100 shares of the Company Authorized Shares held in escrow pursuant to the Escrow Agreement and the terms herein.

"***Company Independent Contractor Shares***" means 2,047 shares of the Company Authorized Shares held in escrow pursuant to the Escrow Agreement for payment of services pursuant to the Goldstein Independent Contractor Agreement and UCLE Independent Contractor Agreement.

"***Confidential Information***" shall have the meaning set forth in Section 5.1.

"***Disclosing Party***" shall have the meaning set forth in Section 5.1.

"***Disclosure Schedules***" means the Disclosure Schedules delivered by Sellers to Purchaser on the date of this Agreement, and as subsequently amended, modified or supplemented in accordance with this Agreement up to the date of Closing.

"***Due Diligence Cut-Off Date***" shall have the meaning in Section 2.5.

"***Due Diligence Inspection***" shall have the meaning in Section 2.5.

"***Due Diligence Period***" shall have the meaning in Section 2.5.

"***Earn Out***" means a payment of $385,000, split between Nguyen and Kassenge on a pro rata basis, based on their pre-closing holdings in the Company, to be paid by Purchaser as outlined in Section 2.3 if this Agreement.

"***Environmental Claim***" means any written notice, claim, demand, action, suit, complaint, proceeding or other communication by any Person alleging any violation of, or liability or potential liability under or relating to any Environmental Law.

"***Environmental Law***" means any federal, state or local statute, order, regulation or ordinance pertaining to the protection of the environment and any applicable orders, judgments, decrees, permits, licenses or other authorizations or mandates under such laws, each as in existence on the date hereof.

"***Environmental Notice***" means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

"***Environmental Permit***" means any Permit or registration required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

"***Escrow Agreement***" means the agreement attached hereto at Exhibit

"***Expenses***" shall have the meaning set forth in Section 6.2.

"***Financial Statements***" means the financial statements of the Company provided to Purchaser pursuant to this Agreement, including but not limited to final, draft or preliminary audits submitted, or to be submitted, by the Company prior to the Closing Date.

"***First Anniversary***" means 365 calendar days after the Closing Date.

"***First Anniversary Company Shares***" means 1,100 shares of Company Authorized Shares.

"***First Earn Out Payment***" shall mean the first half of the Earn Out payment as defined herein, or $192,500 to be paid by the Purchaser to Kassenge and Nguyen on a pro rata basis.

"***GAAP***" means U.S. generally accepted accounting principles, as in effect from time to time, including normal Company procedures and practices.

"***Goldstein Independent Contractor Agreement***" means the Independent Contractor Agreement between the Company and Robert I. Goldstein attached hereto as Exhibit D.

"***Governmental Authority***" means any U.S., state, local or foreign governmental, regulatory or administrative body, agency or authority, any court or judicial authority or arbitration tribunal, whether national, Federal, state or local or otherwise, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any applicable law, statute, regulation, order or decree.

"***Hazardous Substance***" means petroleum, any petroleum-based product and any hazardous, toxic or radioactive substance, material or waste as such terms are defined, listed or regulated under any Environmental Law.

"***Indebtedness***" means, with respect to any Person, and without duplication, any obligation of such Person for borrowed money, including accrued and unpaid interest and any prepayment penalties or premium, whether or not reflected on the face of the balance sheet contained in the Financial Statements.

"***Independent Contractor Shares***" means those shares of common stock from the Company Authorized Shares serving as consideration for services rendered under the UCLE Independent Contractor Agreement and Goldstein Independent Contractor Agreement, which shall be held pursuant to the Escrow Agreement.

"***IRS***" means the U.S. Internal Revenue Service.

"***Knowledge***" means, with respect to the Company, the actual knowledge of Kassegne or Nguyen, as the control persons for the Company, and with respect to UCLE, the actual knowledge of its control persons.

"***Lien***" means all liens, encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, title defects, easements, rights of way, covenants, encroachments equity interests, proxies, voting agreements, trusts, leases and tenancies.

"***Loss***" or "***Losses***" means any and all actually incurred out-of-pocket losses, liabilities, deficiencies, fines, costs, provable damages, penalties and reasonable and documented expenses (including incurred out-of-pocket reasonable and documented attorneys' fees and expenses and litigation, settlement and judgment and interest costs), and any reasonable and documented legal or other expenses reasonably incurred in connection with investigating or defending any claims or actions but not including special, speculative, punitive, indirect, incidental, or consequential damages or damages relating to business interruption or lost profits (even if advised of the possibility thereof), and, in particular, no "multiple of profits" or "multiple of cash flow" or similar valuation methodology shall be used in calculating the amount of any Losses. All Losses shall be net of any other recoveries realized or to be realized by an Affiliate and any Tax Advantages.

"***Material Adverse Effect***" means a change, event or occurrence that has a material adverse effect on the financial condition or results of operations of the Company or its Organizational Documents taken as a whole; provided, however, that in determining whether there has been a Material Adverse Effect or whether a Material Adverse Effect could or would occur, any change, event or occurrence principally attributable to, arising out of, or resulting from any of the following shall be disregarded: (i) general economic, business, industry or credit, financial or capital market conditions (whether in the United States or internationally), including conditions affecting generally the Sellers; (ii) the taking of any action required or permitted by this Agreement or the Related Agreements; (iii) the negotiation, entry into and announcement of this Agreement or pendency of the transactions contemplated hereby, including any suit, action or proceeding relating to the transactions contemplated hereby, (iv) the breach of this Agreement or any Related Agreements by Purchaser, (v) the taking of any action with the approval of Purchaser, (vi) pandemics, earthquakes, tornados, hurricanes, floods and acts of God, (vii) acts of war (whether declared or not declared), sabotage, terrorism, military actions or the escalation thereof; (viii) any changes or prospective changes in Applicable Laws, regulations or accounting rules, including GAAP or interpretations thereof, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions; (ix) any existing event, occurrence or circumstance with respect to which Purchaser has knowledge as of the date hereof (including any matter set forth in the Disclosure Schedules); and (x) any adverse change in or effect on the business of the Company cured by or on the earlier of the Closing Date or termination of this Agreement as set forth in Article VI.

"***Material Contract***" means any contract alters the ownership of the Company by more than 10 percent (10%) or is a contract that would require disclosure pursuant to U.S. securities laws.

"***Organizational Documents***" means, with respect to the Company and/or UCLE, the certificate of incorporation, articles of incorporation, bylaws, consent resolutions and any related agreements, including shareholder agreements of the Company or UCLE, as the case might be.

"***Permitted Liens***" means (a) Liens for Taxes, assessments and governmental charges or levies not yet delinquent or for which adequate reserves are maintained on the Financial Statements of the Company as of the Closing Date; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than sixty (60) calendar days or which are being contested in good faith by appropriate proceedings; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) Liens referred to in the Disclosure Schedules; (e) Liens which shall be removed prior to or at the Closing; (f) Liens which would not have a Material Adverse Effect; and (g) statutory Liens held by the Pension Benefit Guaranty Corporation pursuant to IRC 430(k) with a value of $0, or which are waived or terminated by the Pension Benefit Guaranty Corporation prior to Closing.

"***Person***" means an individual, corporation, partnership, joint venture, trust, association, estate, joint units company, limited liability company, Governmental Authority or any other organization of any kind (other than the Company).

"***Receiving Party***" shall have the meaning set forth in Section 5.1.

"***Related Agreements***" means the agreements set forth in the Exhibits.

"***Release***" means any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment or disposing into the environment.

"***Response Action***" means any action taken to investigate, abate, remediate, remove or mitigate any violation of Environmental Law, any Contamination of any property owned, leased or occupied by the Company or any release or threatened release of Hazardous Substance. Without limitation, Response Action shall include any action that would be a response as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended at the date of Closing, 42 U.S.C. §9601 (25).

"***Second Anniversary***" means 365 calendar days after the First Anniversary as defined herein.

"***Second Earn Out Payment***" shall mean the second half of the Earn Out payment as defined herein, or $192,500 to be paid by the Purchaser to Kassenge and Nguyen on a pro rata basis.

"***Securities Act***" means the Securities Act of 1933, as amended.

"***Sellers' Deliverables***" means those documents and information set forth on Schedule 2.4, as may be amended upon written consent of the Parties up to termination of the Due Diligence Cut-Off Date. Sellers' Deliverables may also consist of documents and other information related to the Company in the possession or control of the Sellers' agents or Affiliates.

"***Sellers' Interests***" mean, collectively, the Kassegne Shares, Nguyen Shares, UCLE Shares and Goldstein Shares.

"***Subsidiary***" or "***Subsidiaries***" means, with respect to any Person, any other Person of which (i) the first Person owns directly or indirectly more than 50% of the equity interest in the other Person, (ii) the first Person or any other Subsidiary of the first Person is a general partner, or (iii) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions with respect to the other Person are at the time owned by the first Person and/or one or more of the first Person's Subsidiaries.

"***Tax***" (and, with correlative meaning, "***Taxes,***" "***Taxable***" and "***Taxing***") means any net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, estimated, employment, excise, goods and services, severance, stamp, occupation, premium, property, social security, environmental (including Code Section 59A), alternative or add-on, value added, registration, windfall profits or other taxes, duties, charges, fees, levies or other assessments imposed by any Governmental Authority, or any interest, penalties, or additions to tax incurred under Applicable Laws with respect to taxes.

"***Tax Returns***" means any report, return (including any information return), declaration or other filing required or permitted to be supplied to any Taxing authority or jurisdiction with respect to Taxes, including any amendments or attachments to such reports, returns, declarations or other filings.

"***Third Party Valuator***" means the mutually agreed upon individual or entity to determine the value of the UCLE Exchanged Shares, UCLE First Anniversary Shares and True Up Shares.

"***True Up Anniversary***" means 730 calendar days from the Closing Date.

"***True Up Price***" means the price of UCLE common shares as determined by the Third Party Valuator's calculation of the thirty-day volume weighted average price of UCLE's common shares listed on the OTC market for the thirty days immediately preceding the True Up Anniversary Date.

"***True Up Shares***" means the shares of common stock in UCLE issued to the Company, valued at the True Up Price, if any, as discussed in Section 2.3.

"***UCLE Exchanged Shares***" means $700,000 of UCLE shares of common stock valued by the Third Party Valuator based on the seven-day volume weighted average price of UCLE's common shares listed on the OTC market. The seven-day calculation period shall be the seven trading days prior to the Closing, unless otherwise agreed to by UCLE and the Company.

"***UCLE First Anniversary Shares***" means $707,777 of UCLE shares of common stock valued by the Third Party Valuator based on the seven-day volume weighted average price of UCLE's common shares listed on the OTC market. The seven-day calculation period shall be the seven trading days prior to the Closing, unless otherwise agreed to by UCLE and the Company.

"***UCLE Consideration Shares***" means the UCLE Exchange Shares and UCLE First Anniversary Shares, collectively.

"***UCLE Consideration Shares Closing Cash Value***" means $1,400,777, or the cash value of the UCLE Consideration Shares.

"***UCLE Independent Contractor Agreement***" means the Independent Contractor Agreement between UCLE and the Company attached hereto as Exhibit C.

"***UCLE True Up Value***" means the value of the UCLE Consideration Shares when multiplied by the True Up Price.

ARTICLE II
SALE OF SELLERS' INTEREST AND CLOSING

2.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, the Parties agree to the following four different purchase and sales transactions, which shall be deemed to close separate and independent of the others: (a) UCLE's purchase of the Kassegne Shares, (b) UCLE's purchase of the Nguyen Shares, and (c) UCLE's purchase of the the UCLE Closing Shares and UCLE Anniversary Shares (collectively the "***UCLE Shares***"). Although each transaction is separate and independent of the others, each Party relies on the collective representations and warranties of the Parties in Article III and Article IV in Closing the transactions under this Agreement. However, for clarity, the alleged breach of one Party causing alleged damages to another Party does not constitute an alleged breach by any of the other Parties. At Closing, Sellers shall sell, and UCLE shall purchase from Sellers, all rights, title and interest in the

Kassegne Shares, Nguyen Shares, and UCLE Closing Shares, where applicable for each Party, free and clear of all Liens (other than restrictions on transfer imposed by federal and state insurance and securities laws) for the consideration set forth in Section 2.2.

2.2 Purchase Price and Actions at Closing. Subject to Purchaser's satisfaction of its Due Diligence Inspection during the Due Diligence Period, as defined below, Purchaser and Sellers agree to the following transactions at Closing, with consideration paid by UCLE defined as the "***Purchase Price***":

(a) Kassegne shall transfer all rights, title and interest in the Kassegne Shares to UCLE pursuant to the Assignment Separate from Certificate in consideration of $42,500;

(b) Nguyen shall transfer all rights, title and interest in the Nguyen Shares to UCLE pursuant to the Assignment Separate from Certificate in consideration of $42,500;

(c) The Company shall issue the Closing Shares to UCLE in consideration of $150,000; and

(d) The Company shall issue the Company Exchanged Shares to UCLE in consideration of UCLE issuing the UCLE Exchanged Shares.

2.3 Future Issuances and Earn Out.

(a) On the First Anniversary, UCLE shall issue to the UCLE First Annivesary Shares to the Company in consideration of the Company's First Anniversary Shares, which shall be issued from escrow pursuant to the Escrow Agreement.

(b) On the True Up Anniversary, the Third Party Valuator shall calculate the True Up Price to determine the UCLE True Up Value. If the UCLE True Up Value is less than the UCLE Consideration Shares Closing Cash Value, then UCLE shall issue True Up Shares to the Company sufficient to make up the difference between the UCLE True Up Value and the UCLE Consideration Shares Closing Cash Value.

(c) Kassenge and Nguyen may receive an Earn Out as descrined herein:

(i) On the First Anniversary, Kassenge and Nguyen shall receive the First Earn Out Payment, provided that all of the milestones identified in year one of Schedule 2.3 attached hereto have been substantially met or completed. In the event the milestones identified are not met, Kassenge and Nguyen shall receive a portion of the First Earn Out Payment based on the Company's success relative to completing the milestones identified as mutually agreed upon by the Parties, with the remaining balance to be paid once the remaining milestones are met. By way of example, if half of the milestones are completed, Kassenge and Nguyen shall receive half of the First Earn Out Payment, and would receive the remainder of the First Earn Out Payment as soon as the remaining milestones are met.

(ii) On the True Up Anniversary, Kassenge and Nguyen shall receive the Second Earn Out Payment, provided that all of the milestones identified in year two of Schedule 2.3 attached hereto have been substantially met or completed. In the event those milestones are

not met, partial payment shall be issued as outlined in Section 2.3(c)(i) of this Agreement, with the remaining payment made once all milestones are substantially met or completed.

2.4 Conditions Precedent to Future Issuances. The following conditions precedent must be satisfied for UCLE or the Company to make Future Issuances as identified in subsection (a) and (b) of Section 2.3:

(a) The Related Agreements have not been breached or violated in any way and remain in full force and effect;

(d) UCLE and the Company present resolutions of the Board of Directors (i) authorizing the issuances identified in Section 2.3, and (ii) ratifying the represetations and warranties in Artcile III and Article IV of this this Agreement;

(e) The Shareholder Agreement entered into between the shareholders of the Company contemporaneous to this Agreement has not been breached or violated; and

(f) This Agreement has not been breached by any Party.

2.5 Due Diligence Inspection. Subject to the extension provision in Section 2.5(a), Purchaser shall have twenty-five (25) Business Days from (a) execution of this Agreement, and (b) the delivery by Sellers of the Sellers' Deliverables, i.e. the ***Due Diligence Period***, to evaluate and analyze the feasibility of the Sellers' Interests and the economic feasibility of owning the Sellers' Interests and operating the Company, i.e. the ***Due Diligence Inspection***. If, during the Due Diligence Period, Purchaser determines that the Sellers' Interests or the Company are not acceptable for any reason whatsoever in Purchaser's sole and absolute discretion, Purchaser shall have the right, by giving written notice to Sellers by 5:00 p.m. PST of the last day of the Due Diligence Period, i.e. the ***Due Diligence Cut-Off Date***, to terminate this Agreement on the basis that it was not satisfied with its Due Diligence Inspection. If the Purchaser provides written notice of its acceptance of its Due Diligence Inspection to Sellers by 5:00 p.m. PST of the last day of the Due Diligence Period, the Purchaser shall have deemed to accept the Due Diligence Inspection and to proceed to Closing. If, however, during the time period between acceptance of the Due Diligence Inspection and Closing, Purchaser discover a Material Adverse Effect or the Sellers fail to satisfy the conditions precedent in Section 2.5, the Closing shall be adjourned for ten (10) Business Days to either (a) cure the Material Adverse Effect or for Sellers, as the case may be, to perform the conditions precedent under Section 2.5, or (b) waive the cure to the Material Adverse Effect or waive the Sellers' conditions precedent under Section 2.5, as the case may be, or (c) terminate this Agreement with any Earnest Money Deposit, not previously applied to the purchase of the Due Diligence Release Shares, returned to the Purchaser.

2.6 Closing.

(a) The Closing shall take place at such location or through such other means as may be mutually agreed upon by the Parties at any time, but no later than fifteen (15) Business Days after the latter of Purchaser's acceptance of its Due Diligence Inspection or the Due Diligence Cut-Off Date, and the Parties satisfying (i) all closing deliverables in this Section 2.5, including confirmation

of no Material Adverse Effect, as set forth in Section 2.5, and (ii) those conditions precedent in Section 2.7, but in no event, any later than 5:00 p.m. PST March 15, 2020 (the "***Closing Date***"). All transactions and all documents executed and delivered at the Closing shall be deemed to have occurred simultaneously, and no transaction shall be deemed to have occurred and no document shall be deemed to have been executed or delivered unless all transactions have occurred and all documents have been executed and delivered. At the Closing, Sellers shall deliver the following to Purchaser concomitant with the Purchaser's obligations to close under this Section 2.6:

(i) Execution of any corporate resolutions of the Company needed to authorize the issuances identified in Section 2.2, if any;

(ii) Execution of the Related Agreements, including those attached as Exhibit B, Exhibit C, and Exhibit D;

(iii) A certificate of the Company dated as of the Closing Date, certifying (1) that true and complete copies of its Organizational Documents as in effect on the Closing Date are attached thereto; (2) that true and complete copies of the resolutions of the Board of Directors and Officers of the Company authorizing the Sellers' execution, delivery and performance of this Agreement; and (3) as to the incumbency and genuineness of the signatures of each Person executing this Agreement on behalf of the Company and the other documents contemplated by this Agreement on behalf of the Company;

(iv) A corporate resolution appointing Robert I. Goldstein to the Board of Directors of the Company; and

(v) Such other instruments and documents as may be reasonably requested by Purchaser in order to consummate the transactions contemplated under this Agreement, and to confirm Sellers' representations and warranties herein.

(b) At the Closing, and following production of those documents set forth in Section 2.6(a), above, Purchaser shall deliver the following to Sellers:

(i) the Purchase Price payable to Sellers pursuant to Section 2.2;

(ii) a certificate from the Board of Directors for UCLE dated as of the Closing Date, certifying (A) that true and complete copies of the resolutions of the Board of Directors authorizing the execution, delivery and performance of this Agreement and the other documents contemplated by this Agreement to which UCLE is a party and the consummation of the transactions contemplated by this Agreement and the other documents contemplated by this Agreement to which the UCLE is a party are attached thereto; and (B) as to the incumbency and genuineness of the signatures of each Person executing this Agreement and the other documents contemplated by this Agreement on behalf of the Purchaser;

(iii) Execution of the Related Agreements;

(iv) such other instruments and documents as may be reasonably requested by Sellers' in order to consummate the transactions contemplated under this Agreement, and to confirm Purchaser's representations and warranties herein.

2.7 Conditions to Closing. Purchaser's obligation to consummate the transactions contemplated by this Agreement is subject to the fulfillment (or waiver by Purchaser) before or at the Closing of each of the following conditions:

(a) Accuracy of Representations and Warranties. The representations and warranties of Sellers contained in this Agreement and all Related Agreements shall be true and correct on the date of this Agreement and at and as of the Closing.

(b) Performance of Covenants. Sellers shall have in all respects performed and complied with all covenants, agreements, and conditions that this Agreement requires, and with all other related documents to be performed or complied with before or at the Closing.

(c) No Casualty. Before the Closing Date, the Company shall have not incurred, or be threatened with, a material liability or casualty that would materially impair the value of its assets, or the business of any of them.

(d) Assignment Separate From Certificate. Sellers shall have delivered to Purchaser the Assignments Separate from Certificate assigning, transferring and conveying the Sellers' Interests, as enclosed herein at Exhibit A. Sellers shall also deliver to Purchaser all other instruments or documents that shall, in the reasonable opinion of Purchaser, be reasonably required to vest good title in Purchaser to the Sellers' Interests free from all Liens or other encumbrances.

(e) No Litigation. Except as set forth in Schedule 3.18 below, and except for the Check Relief Judgment, which shall be satisfied on the Closing Date as a condition to closing hereunder, no proceeding or investigation shall have been instituted before or by any court or governmental body to restrain or prevent the carrying out of the transactions contemplated by this Agreement or that might affect Purchaser's right to own the Sellers' Interests or for Purchaser to own, operate, and control either the Company after the Closing Date, including operating its property or assets. Schedule 3.18 also includes any judgments, other than the Check Relief Judgment, against Sellers or any employees of the Company.

(f) Lien Search. Purchaser shall have received UCC lien searches of the Company in form and content satisfactory to Purchaser.

(g) Other Documents and Instruments. Purchaser shall have received all other documents and instruments as it may reasonably request, including fully executed signatures by Sellers.

## ARTICLE III
## REPRESENTATIONS AND WARRANTIES OF SELLERS

The Sellers represent they are related parties, and that Kassegne and Nguyen control the Company, and thus have sufficient information related to each other, and thus, hereby submit the following joint and several representations and warranties based on the best of their Knowledge

(collectively and individually) regarding Kassegne and Nguyen and the Company, except as set forth in the Disclosure Schedules:

3.1 Due Formation; Capitalization. The Company is duly incorporated, validly existing and in good standing under the laws of the State of California and has all requisite power and authority to own, lease and/or operate its properties and conduct its business as it is now being conducted. The Company has not, in the last five years, used or operated under an assumed name in connection with the conduct of its business. Sellers have all requisite power and authority to own the Sellers' Interests and to transfer the Sellers' Interests pursuant to the Assignments Separate from Certificate.

(a) The Organizational Documents, and all amendments thereto, and other applicable documents, have been produced to Purchaser. The Company does not have any subsidiaries, or directly or indirectly owns any interest or has investment in any other corporation, partnership or other entity.

(b) The Sellers' Interests were issued in accordance with the Organizational Documents. The Company has not issued stock to any Persons in violation of any preemptive rights of any Person, and that the sale of Sellers' Interests does not violate any preemptive rights of any third-parties or shareholders. Sellers acknowledge that, pursuant to the Grapheton-SDSU Agreement, the Company agreed to an anti-dilution provision with SDSU which requires the Company to issue additional shares to SDSU to ensure SDSU mantains 2.5% ownership in Grapheton (the "SDSU Provision"). Other than the SDSU Provision, Sellers represent that there are no options, warrants, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer or sell, or cause the issuance, transfer or sale of, any equity or security or any other instrument of the Company, or to make any payments in respect of the value of any stock or security or any other instrument of the Company.

(c) By executing this Agreement, the Company represents it has no claims against the Kassegne or Nguyen, and Kassegne and Nguyen represent they have no claims against the Company for unpaid dividends, deferred salary or other claims of any kind, nature, or description except guaranteed payments, if any, up to and including the Closing Date.

3.2 Sellers' Interest. Sellers are the lawful owner of the Sellers' Interests, free from all Liens or other interests. All stock in the Company has been authorized and validly issued and fully paid, nonassessable, and free of preemptive rights.

3.3 Due Authorization. Sellers have the respective requisite legal capacity, full power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby, and that the consummation of the transactions under this Agreement are authorized and approved by the Company. The Sellers have duly executed and delivered this Agreement following legal and tax advice. The execution, delivery and performance by Sellers of this Agreement and the Related Agreements have been duly and validly approved by the Board of Directors for the Company, and no other corporate actions or proceedings on the part of the Sellers, or any Affiliate or Person, are necessary to authorize this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. Sellers have duly and validly executed and delivered this Agreement and have duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) the Related Agreements. This Agreement

constitutes the legal, valid and binding obligations of Sellers, in each case, enforceable in accordance with their respective terms.

3.4 No Insolvency. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition, or arrangement with creditors, voluntary or involuntary, affecting Sellers, or any of their assets or properties, including the property at which the Company conducts business, is pending or, to the Knowledge of Sellers, threatened. Sellers have not taken any action in contemplation of, or that would constitute the basis for, the institution of any insolvency proceedings.

3.5 Permits and Licenses. The Company has all necessary permits, certificates, licenses, approvals, consents, and other authorizations ("***Authorizations***") required to carry on and conduct the business it is conducting, and to own, lease, use, and operate its assets at the places and in the manner in which such businesses are conducted. All of the Authorizations will continue to be in full force and effect after the Closing.

3.6 Financial Statements. The Company has delivered to Purchaser all Financial Statements of the Company requested by Purchaser, and shall deliver, before the Closing Date, copies of all Financial Statements of the Company for the period just prior to the Closing Date. The Company represents that all Financial Statements of the Company have been or will be prepared in accordance the requirements of GAAP. The Financial Statements fairly and accurately present the financial position of the Company as of the dates indicated and the results of their operations as of the dates indicated and for the periods covered by the Financial Statements, and are and will be true and correct in all material respects. All inventories reflected in the Financial Statements have been and will be valued at the lower of cost or market value, with cost determined using the last-in, first-out method; adequate provision has been and will be timely made in the Financial Statements for doubtful accounts or other receivables; sales are stated in the Financial Statements net of discounts, returns, and allowances; all Taxes due or paid are and will be timely reflected in the Financial Statements; and all Taxes not yet due and payable are and will be fully accrued or otherwise provided for in the Financial Statements. Any items of income or expense that are unusual or of a nonrecurring nature during the indicated periods or at any balance sheet dates are and will be separately disclosed in the Financial Statements. The Company's books, records, and work papers are complete and correct, have been maintained on a cash basis, in accordance with GAAP, and accurately reflect, and will accurately reflect, the basis for the financial condition and the results of each of the Company's operations, as set forth in the Financial Statements.

3.7 No Undisclosed Liabilities. Except as disclosed in the Financial Statements, the Company does not have debts, liabilities, or obligations of any kind or character whatsoever, whether accrued, absolute, contingent, matured, not matured, known, unknown, or otherwise, and whether or not of a character as would be required to be reflected in a balance sheet of the Company prepared in accordance with GAAP, and none of which have or will have arisen as a result of negligence, gross negligence, strict liability, tort, toxic tort, environmental liabilities, violations of law, or default under any Material Contract or commitment attributable to the Company for which the Company shall be responsible.

3.8 Conduct of Business. Since January 1, 2017, the Company has not:

(a) Issued any stocks, or other securities convertible into or exchangeable or exercisable for stocks; or having voting rights; made any distributions or dividends; made any other payment from capital or surplus or other distribution of any nature; or directly or indirectly redeemed, purchased, or otherwise acquired, recapitalized, or reclassified any of its stock, as applicable.

(b) Merged with any other entity.

(c) Altered or amended its Articles of Incorporation or Organizational Documents, unless otherwise disclosed to Purchaser.

(d) Entered into, materially amended, or terminated any contract, license, lease, commitment or permit, except in the ordinary course of business consistent with past practices or in the ordinary course of business.

(e) Experienced any labor disturbance.

(f) Incurred or become subject to any obligation or liability (absolute, accrued, contingent, known, unknown or otherwise), matured, not matured, except in the ordinary course of business consistent with past practices and in connection with the performance of this Agreement.

(g) Discharged or satisfied any Lien or other encumbrance or paid or satisfied any obligation or liability (absolute, accrued, contingent, or otherwise) other than liabilities shown or reflected in Financial Statements or balance sheet, in each such case only in the ordinary course of business consistent with past practices and in accordance with the express terms of the obligation or liability.

(h) Mortgaged, pledged, or subjected to any Lien or encumbrance any of its assets, including the property in which it conducts business, except as disclosed to Purchaser.

(i) Sold, transferred, or agreed to sell or transfer any asset or business; cancelled or agreed to cancel any debt or claim; or waived any right, except in the ordinary course of business consistent with past practices.

(j) Disposed of or permitted to lapse any Company Intellectual Property, and further represents that all Intellectual Property is title to the Company and is unencumbered, unless otherwise disclosed to the Purchaser in the Financial Statements.

(k) Granted any increase in employee rates of pay or any increases in salary payable or to become payable to any manager, employee, consultant, or agent, or by means of any bonus or pension plan, contract, or other commitment increased the compensation of any manager, employee, consultant, or agent, or hired any new officer, employee, consultant, or agent.

(l) Entered into any transaction (including, without limitation, any contract or other arrangement providing for employment, furnishing of services, rental of real or personal property, or otherwise requiring payments) with any shareholder, director or officer of the Company, except for any agreements related to the Shareholder Loans, which have been disclosed, or will be disclosed, to Purchaser by Closing. To the extent a claim arises under any agreements between any Affiliates or

related-parties of Sellers, Sellers agrees to indemnity and hold harmless the Company and Purchaser.

(m) Experienced any material damage, destruction, or loss (whether or not covered by insurance) affecting its properties, assets, or business.

(n) Failed to regularly maintain and repair its assets in the ordinary course of business consistent with past practices.

(o) Instituted or settled any litigation, action, or proceeding before any court or governmental body relating to it or its property.

(p) Made any change in any method of accounting or any accounting practice or suffered any deterioration in accounting controls.

(q) Varied, cancelled, or allowed to expire any insurance coverage.

(r) For the time period January 1, 2017 to the Closing Date, made any payment or disbursement of moneys or property or declared or paid any distribution or dividend to or on behalf of any shareholder, director or officer of the Company, or any Affiliate, other than for payment of compensation or reimbursement of expenses in accordance with past practices, and from January 1, 2017 to the Closing Date, made any payment, disbursement or dividend of moneys or property, or declared or paid any distribution to or on behalf of any shareholder, director or officer of the Company, or any Affiliate, unless otherwise disclosed in the Financial Statements.

(s) For the time period prior to the Closing Date, entered into any other transaction other than in the ordinary course of business consistent with past practices, or entered into any other transaction which would be a Material Contract (as hereinafter defined);

(t) Agreed or committed to do any of the foregoing.

3.9 No Adverse Changes. Except as otherwise disclosed in the Financial Statements, since January 1, 2017, there has not been any occurrence, condition, or development that has adversely affected, or is likely to adversely affect, the Company, or the condition (financial or otherwise), operations, assets, or the business.

3.10 Consents and Approvals; No Violations. The execution, delivery and performance by Sellers of this Agreement and the Related Agreements will not (i) conflict with or result in a breach of any provision of the Organizational Documents, (ii) result in a violation or breach of or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) which would result in the termination, or give rise to any rights of termination, amendment, acceleration or cancellation, of any contract or other instrument of any kind to which the Company is now a party or by which its assets are bound, or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to Sellers, or their respective assets.

3.11 Title to Properties. Except as set forth in the Financial Statements, the Company is the sole and absolute owners of all assets reflected in its balance sheet produced to Purchaser, and all other assets used in the operation of the Company's business and/or purported to be owned by the

Company, as the case may be, and has good and marketable title to its assets, free from all liens and encumbrances, except for those liens and encumbrances of record or as otherwise disclosed to Purchaser. An inventory of all real and personal property used in the operation of the Company's business whether located at the places of business or located at customer or vendor locations, including any work in progress for such assets, is set forth at Schedule 3.11.

3.12 Sufficiency of Assets. The assets reflected in the balance sheets of the Company produced to the Purchaser up to Closing constitutes and will constitute all of the property and assets, real, personal, and mixed, tangible and intangible (including, without limitation, contract rights), that are used or useful in, or are necessary for the conduct of the Company's business in accordance with present practices, and the assets are sufficient to continue to operate such businesses in the ordinary course of business after the Closing Date.

3.13 Receivables. The accounts and other receivables reflected in the balance sheet of the Company, as updated to the Closing Date, are and will be the result of bona fide sales or other transactions. All of the accounts and other receivables are fully collectible within ninety (90) calendar days of the balance sheet date in accordance with Company's ordinary practices and without resort to legal proceedings.

3.14 Intellectual Property. Schedule 3.14 of the Disclosure Schedules contains a true and complete list as of the date of this Agreement of all of the trademark registrations and applications, registered copyrights, domain names, email marketing lists and other proprietary and confidential information utilized in operating the business of the Company, which are either owned, licensed by or serviced by third-party contractors of the Company material to the Company's business, which are collectively defined as the "***Company Intellectual Property***."

3.15 Employee Benefit Plans.

3.15.1 Except as disclosed to Purchaser by the Company during the Due Diligence Period, the Company does not maintain, participate in or contribute to any material Benefit Plans. The Company has delivered to Purchaser correct and complete copies of (i) the plan documents and summary plan descriptions, if applicable, for all Benefit Plans; (ii) the most recent determination or opinion letter received from the IRS for a Benefit Plan, if applicable; and (iii) the Form 5500 Annual Report and schedules thereto, if applicable, for the most recent plan year for which such report has been filed. In addition, the Company has provided Purchaser with a true and accurate copy of each employee handbook and employee manual currently in effect as they relate to employees of the Company. Except as indicated in Schedule 3.15 of the Disclosure Schedules, all Benefit Plans comply and have been administered in form and operation in all material respects with all applicable requirements of law. The Company has provided a list of all material employment, managerial, advisory and consulting agreements, contracts and arrangements, and employee severance agreements maintained or provided by the Company, in which any employee of the Company participates in his capacity as such.

3.15.2 Except as indicated in Schedule 3.15 of the Disclosure Schedule, the Company has not, within the past six years, maintained, contributed to, or been

required to contribute to (i) a Multiemployer Plan, (ii) a multiple employer plan subject to Section 413 of the Code, (iii) a "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA), (iv) any plan which is funded by or associated with a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code, or (v) a "defined benefit plan" (as defined in ERISA §3(35)) subject to Title IV of ERISA, all of which have been disclosed to Purchaser during the Due Diligence Period. Neither the execution and delivery of this Agreement nor the consummation or performance of the transactions contemplated under this Agreement will, directly or indirectly (with or without notice or lapse of time), *(i)* trigger any payment becoming due to or for any current or former manager, member, employee or consultant of the Company (or dependents of those persons) or *(ii)* accelerate the time of payment or vesting or increase the amount of compensation due to or for any current or former manager, member, or consultant of the Company (or dependents of those persons).

3.16 Employees. On or before the Closing Date, except as set forth in Schedule 3.16 of the Disclosure Schedule, the Company has paid all of its accrued obligations relating to employees (whether arising by operation of law, by contract, or by past service) or payments to trusts or other funds, to any governmental agency, or to any individual employee (or his or her legal representatives) with respect to unemployment compensation benefits, profit sharing, retirement benefits, any of the Benefit Plans, or Social Security benefits. To the best of the Company's Knowledge, the Company has complied with all requirements of the U.S. Immigration and Nationality Act, as amended, and any similar requirements pursuant to the laws of the United States, including without limitation all employment verification and anti-discrimination provisions applicable to current and former employees of the Company. The Sellers have provided to Purchaser the following documents related to the Company: all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation plans, pension or retirement plans, profit-sharing plans, equity interest purchase and equity interest option plans, hospitalization insurance, and other plans and arrangements providing for benefits to the Company's employees, managers or members. The Company is not bound by or subject to (and none of its assets or properties are bound by or subject to) any other labor union or collective bargaining agreement.

3.16.1 During the Due Diligence Period up to and including the Closing Date, Sellers have provided, or will provide, Purchaser with a true and complete list of the following: the names, positions, and compensation of the present managers and employees of the Company, including but not limited to, all employees, independent contractors or agents terminated between the Effective Date and the Closing Date. Except as listed in Schedule 3.16 of the Disclosure Schedules, all employees of Company are employees-at-will, may be terminated at any time in accordance with the written policies (copies of which are contained in Schedule 3.16 of the Disclosure Schedules) of the Company for any lawful reason or for no reason, and are not entitled to employment by virtue of any oral or written contract, employer policy, or otherwise.

3.16.2 No retired employees of Company are receiving or are entitled to receive any payments or health or other benefits from the Company.

3.17 Taxes. Except as set forth in Schedule 3.7 of the Disclosure Schedules:

3.7.1 All material income Tax Returns for fiscal year ending December 31, 2018 and earlier required to be filed by the Company have been timely filed, and such Tax Returns were complete and correct in all material respects and all Taxes shown thereon and required to be paid by the Company have been timely paid;

3.17.2 All material Taxes required to be withheld by the Company have been withheld and, to the extent required, have been paid over to the proper Taxing authorities;

3.17.3 With respect to each Taxable period of the Company ending just prior to the Closing Date, (i) the Tax Returns filed by the Company with respect to such period have either not been audited or have been audited and such audit has been completed without the issuance of any notice of deficiency or similar notice of additional liability, or (ii) the time for assessing Taxes with respect to such Taxable period has closed and such Taxable period is not subject to review by any Taxing authority;

3.17.4 No claim has ever been made by a governmental authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to Taxes imposed by that jurisdiction. No agreements have been made by or on behalf of the Company for any waiver or for the extension of any statute of limitations governing the time of assessment or collection of any Taxes. The Company has not received notice of any pending or threatened audit by the IRS or any state, local, or foreign agency related to the Company's Tax Returns or Tax liability for any period, and no claim for assessment or collection of Taxes has been asserted against the Company. There are no federal, state, or local Tax Liens or Encumbrances outstanding against the Company's assets. There are no Liens or encumbrances related to Taxes outstanding against any of the Company's assets. There are no outstanding powers of attorney issued by the Company regarding any matter relating to Taxes.

3.17.5 The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Person or entity. The Company has, in accordance with Treas Reg 1.6662-3(c), "adequately disclosed" on its Tax Returns all positions taken in the Tax Returns that could give rise to a *substantial understatement* of federal income Tax within the meaning of IRC 6662, or, as applicable, the disclosure would meet the conditions of any provision analogous or similar to Treas Reg 1.6662-3(c) in any state, local, or foreign tax law to which it is asserted that the Company is or could be subject. There are no Tax rulings or requests for rulings relating to the Company that could affect the Company's Tax liability for any period (or portion of a period) after the Closing Date.

3.17.6 Sellers have provided to Purchaser their respective correct taxpayer identification numbers on executed IRS Forms W-9. Purchaser is not required to withhold any Taxes on any payments under this Agreement including, without limitation, any withholding pursuant to IRC 3406 or Chapter 3 of the Code.

3.18 Litigation. Schedule 3.18 of the Disclosure Schedules sets forth each instance in which the Company (a) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (b) is a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, or to the Knowledge of the Company, is threatened to be a party to any such action.

3.19 Compliance with Laws. The Company is operating in compliance with all Applicable Laws including, but not limited to, all Environmental Laws, and have been at all times before the Closing Date. To the Knowledge of the Company, the Company has not been charged with or given notice of, and is under investigation with respect to, any material violation of, or any obligation to take material remedial action under, any Applicable Law.

3.20 Brokers and Finders. No agent, broker, investment banker, financial advisor or other firm or person is entitled to any brokerage, finder's, financial advisor's or other similar fee or commission for which Purchaser or any of its Affiliates could become liable in connection with the transactions contemplated by this Agreement as a result of any action taken by or on behalf of Sellers, or any of their Affiliates. Sellers hereby agree to indemnify and hold Purchaser harmless from and against any and all claims of any agent, broker, investment banker, financial advisor or other firm or person with respect to a commission allegedly owing by Sellers relating to the subject transaction.

3.21 Related Party Agreements. A complete and accurate list and a brief description of all contracts or other transactions involving the Sellers in which any shareholder, director, officer or employee, or any member of their immediate families, or any Affiliate has any interest in, including but not limited to those agreements at Exhibit B, Exhibit C and Exhibit D, and any other agreements at Schedule 3.21.

3.22 Insurance. All insurance policies covering the Company's real and personal property or providing for business interruption, personal and product liability coverage, and other insurance are disclosed in Schedule 3.22 of the Disclosure Schedules (which specifies the insurer, policy number, type of insurance, and any pending claims). The insurance is in amounts the Company deems sufficient with respect to the Company's assets, properties, business, operations, products, and services as the same are presently owned or conducted, and all policies are in full force and effect and the premiums have been paid. There are no claims, actions, suits, or proceedings arising out of or based on any of these insurance policies, and no basis for any claim, action, suit, or proceeding exists. Sellers are not in default regarding any provisions in any insurance policies and has not failed to give any notice or present any claim under any insurance policy in due and timely fashion.

3.23 Materiality. No statement in this Agreement, in any schedule to this Agreement, or in any certificate delivered to Purchaser pursuant to this Agreement fails or will fail to contain any material fact necessary to make the statements not misleading.

3.24 Disclaimer of Additional Representations and Warranties. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, SELLERS, NOR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES OR HAS MADE ANY ADDITIONAL REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.1 Organization. UCLE is a corporation, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own and operate its assets and properties as they are now being owned and operated.

4.2 Authorization. Purchaser has full power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and the Related Agreements has been duly authorized by all necessary corporate action of Purchaser. Purchaser have duly and validly executed and delivered this Agreement and have duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) the Related Agreements. This Agreement constitutes the legal, valid and binding obligation of Purchaser, and the Related Agreements, upon execution and delivery by Purchaser will constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable principles.

4.3 Consents and Approvals; No Violations. To the best of Purchaser's knowledge, without investigation, the execution, delivery and performance by Purchaser of this Agreement and the Related Agreements will not (i) violate any law, regulation or order of any Governmental Authority applicable to Purchaser; (ii) require any filing or registration by Purchaser with, or consent or approval with respect to Purchaser of, any Governmental Authority; (iii) violate or conflict with or result in a breach or default under any contract to which Purchaser is a party or by which Purchaser or any of its assets or properties are bound; or (iv) violate or conflict with the certificate of incorporation or bylaws of Purchaser, except where any such filing, registration, consent or approval, if not made or obtained, or any such violation, conflict, breach or default, would not have a material adverse effect on Purchaser or its ability to perform its obligations under this Agreement and the Related Agreements.

4.4 Investigation; Limitation on Warranties; Anti-Dilution Agreements.

(a) Purchaser acknowledges and agrees that except for the representations and warranties of Sellers expressly set forth herein, the Sellers' Interests are being acquired AS IS.

(b) Purchaser acknowledges it is relying on their own investigation and analysis in entering into the transactions contemplated under this Agreement and the Related Agreements. Purchaser is knowledgeable about the industries in which the Company operates and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and are able to bear the substantial economic risk of such investment for an indefinite period of time.

(c) Purchaser acknowledges that the Company is bound by SDSU Provision whereby the Company must make additional issuances of stock to non-party SDSU in order to maintain SDSU's

ownership at 2.5%. Purchser agrees to the additional issuance of stock as required by Grapheton in order to ensure the Company complies this this provision.

4.5 Brokers and Finders. Purchaser has not entered into an agreement for a commission to be paid to a broker under this Agreement. Purchaser agrees to indemnify and hold Sellers harmless from any claims of any broker asserting a right or claim to a commission for which Sellers could become liable in connection with the transactions contemplated by this Agreement as a result of any action taken by or on behalf of Purchaser.

ARTICLE V
COVENANTS

5.1 Confidentiality.

5.1.1 General. Pursuant to the terms of this Agreement, each Party (in such capacity, the "***Disclosing Party***") has disclosed and will be disclosing to the other Parties, and to its Affiliates and to their respective officers, directors, employees, agents and/or representatives (in such capacity, the "***Receiving Party***") certain secret, confidential or proprietary data, trade secrets, know-how, intellectual property and related information, including, without limitation, operating methods and procedures, marketing, manufacturing, distribution and sales methods and systems, sales figures, pricing policies and price lists and other business information ("***Confidential Information***"). The Receiving Party shall make no use of any Confidential Information of the Disclosing Party except in the exercise of its rights and the performance of its obligations set forth in this Agreement or the Related Agreements. The Receiving Party (i) shall keep and hold as confidential, and shall cause its officers, directors, employees, agents and representatives to keep and hold as confidential, all Confidential Information of the Disclosing Party, and (ii) shall not disclose, and shall cause its officers, directors, employees, agents and representatives not to disclose, any Confidential Information of the Disclosing Party. Confidential Information disclosed by the Disclosing Party shall remain the sole and absolute property of the Disclosing Party, subject to the rights granted in this Agreement or the Related Agreements. For purposes of this Section, Confidential Information shall not include the Confidential Information of the Company.

5.1.2 Exceptions. The restrictions set forth in Section 5.1.1 above on the use and disclosure of Confidential Information shall not apply to any information which (a) is required to be disclosed by UCLE as a publicly reporting company with the United States Securities and Exchange Commission, (b) is already known to the Receiving Party at the time of disclosure by the Disclosing Party (other than Confidential Information which forms a part of the Purchased Assets), as demonstrated by competent proof (other than as a result of prior disclosure under any agreement between the Parties with respect to confidentiality), (c) is or becomes generally available to the public other than through any act or omission of the Receiving Party in breach of this Agreement or the Related Agreements, (d) is acquired by the Receiving Party from a third party who is not, directly or indirectly, under an obligation of confidentiality to the Disclosing Party with respect to same, or (e) is

necessary as part of the SBA approval of the SBA Loan post-Closing. In addition, nothing in this Section 5.1 shall be interpreted to limit the ability of either Party to use or disclose its own Confidential Information in any manner to or any other Person.

5.1.3 Permitted Disclosures. It shall not be a breach of Section 5.1.1 if a Receiving Party discloses Confidential Information of a Disclosing Party (a) pursuant to a binding requirement of Applicable Law or Governmental Authority, or (b) in a judicial, administrative or arbitration proceeding to enforce such Party's rights under this Agreement. In such event, the Receiving Party shall provide the Disclosing Party with as much advance written notice as possible of the required disclosure, reasonably cooperate with the Disclosing Party in any attempt to prevent or limit the disclosure, and limit disclosure, if any, to the specific purpose at issue.

5.1.4 Confidential Terms. Each Party acknowledges and agrees that the terms and conditions of this Agreement shall be considered Confidential Information of each Party and shall be treated accordingly. Each Party acknowledges and agrees that the other may be required to disclose some or all of the information included in this Agreement in order to comply with its obligations under securities laws or the rules or regulations of any securities exchange or market on which the disclosing Party's or its Affiliate's units is traded, and hereby consents to such disclosure to the extent deemed necessary by its respective counsel (but only after consulting with the other to the extent practicable).

5.1.5 Equitable Remedies. Each Party specifically recognizes that any breach by it of this Section 5.1 may cause irreparable injury to the other Parties and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), each Party agrees that in the event of any such breach, notwithstanding the provisions of Section 7.4, the other Parties shall be entitled to seek, by way of private litigation in the first instance, injunctive relief and such other legal and equitable remedies as may be available.

5.2 Public Announcements. Purchaser and Sellers will consult with each other before issuing any press release or otherwise making any public statements or disclosures with respect to the transactions contemplated by this Agreement, including the terms hereof, and no Party shall, without the prior written consent of the other Parties, issue any such press release or make any such public statement, except as may be required by Applicable Law. On the Effective Date, to the extent deemed necessary by UCLE as a publicly reporting company with the United States Securities and Exchange Commission, may disclose this Agreement under Form 8-K, Form 10-Q or Form 10-K (where applicable), and after Closing, Purchaser may issue a press release or make a public statement or disclosure regarding the new ownership of the Company.

5.3 Stub Tax Period. For purposes of this Agreement, "***Stub Tax Period***" means the period of the current Taxable year ending on and including the day preceding the Closing Date. For any Taxable year of the Company that does not end on, and would otherwise extend beyond, the

Closing Date, there shall be a deemed short Taxable year ending on and including such date and a second deemed short Taxable year beginning on and including the day after such date.

5.4 Filing of Tax Returns; Tax Matters.

5.4.1 Sellers and Purchaser will cooperate fully with each other in connection with (i) the preparation and filing of any U.S. federal, state, local or foreign Tax Returns that include the business and operations of the Company with respect to any Taxable periods ending on or prior to the Closing Date and (ii) any audit examination by any Taxing authority of the Tax Returns referred to in clause (i). Such cooperation shall include, without limitation, the furnishing or making available, at the sole cost and expense of the Sellers for audits of any Tax years prior to Closing, of employees on a mutually convenient basis and records, books of account or other materials of the Company necessary or helpful for the defense against assertions of any Taxing authority as to any Tax Returns referred to in clause (i) above. Neither Sellers nor Purchaser shall compromise or settle any Tax deficiency related to another party hereto in connection with the Company for which any other Party would be liable without the prior written consent of such Party, unless the other Party has been provided with twenty (20) calendar days written notice of such compromise or settlement and such other Party has not responded in writing to such notice.

5.4.2 On or prior to the Closing, the Company shall deliver to Purchaser a certificate or affidavit verifying that Purchaser is not required to withhold taxes from Sellers' proceeds of the sale in compliance with applicable law.

5.5 Transfer Taxes. Notwithstanding any other provision of this Agreement, all federal, state, local, non-U.S. transfer, excise, sales, use, value added, registration, stamp, recording, property and similar Taxes, duties, fees or like charges applicable to, imposed upon, or arising out of any transaction contemplated by this Agreement shall be paid by the Sellers. To the extent that any applicable taxing authority determines that there is a state or county transfer tax due on the sale of Sellers' Interests as provided for in this Agreement, Sellers shall be solely liable for the payment of such transfer taxes.

## ARTICLE VI
## DEFAULT AND TERMINATION

6.1 Default. The Parties to this Agreement shall be considered in default of this Agreement sould any of the following conditions arise (collectively, the "***Default Conditions***"):

(a) The Party ceases operations or significantly reduces operations to the point that normal daily operations are no longer occurring;

(b) The Parties are in violation of the representations and warranties identified in Articles III and IV of this Agreement.

(c) UCLE or the Company's business plan or purpose changes significantly from the stated business plan or purpose identified prior to the Closing of this Agreement.

(d) The Related Agreements have been violated, defaulted, or otherwise terminated.

6.2 Default Remedies.

(a) Should any of the Default Conditions exist as identified in Section 6.1 prior to the Closing of this Agreement, the Parties may terminate this Agreement without notice to any Party.

(b) Should any of the Default Conditions exist as identified in Section 6.1 after the Closing of this Agreement, but before the First Aniversary or True Up Anniversary, the Parties may terminate this Agreement as provided in Section 6.3 of this Agreement.

6.3 Notice of Default, Cure Period, and Termination. In the event of a Default under Section 6.1 that occurs after the Closing of this Agreement, the non-defaulting Party shall provide written notice of the Default Conditions present to the defaulting Party as provided in Section 8.2. After notice is provided, the defaulting Party shall have thirty (30) days to cure the Default Conditions or otherwise explain why the Default Conditions identified by the non-defaulting party do not exist (the "***Cure Period***"). Should the Default Conditions continue to exist after the passing of the Cure Period, the non-defaulting Party may either (a) agree to mutual termination of this Agreement as provided in Section 6.4 hereunder, (b) accept or waive the existence of the Default Conditions and continue to perform its obligations under this Agreement, or (c) unillaterially terminate this Agreement by providing notice of the termination to the defaulting Party pursuant to Section 8.2 that (i) specifically identifies the Default Conditions that exist or continue to exist at the expiration of the Cure Period, and (ii) an affirmative statement that the non-defaulting Party will not continue performance under this Agreement (the "***Notice of Termination***"). Upon issuance of the Notice of Termination, the Parties' obligations under this Agreement and the Related Agreements shall cease, and the Parties are entitled to pursue remedies as afforded in Article VII and Article VIII of this Agreement.

6.4 Mutual Termination. This Agreement may be terminated at any time on or prior to the Closing Date with the mutual written consent of all Parties. The Parties agree that the termination of this Agreement under this Section 6.4 does not impact, alter or impair their respective rights, duties and obligations under the Related Agreements.

6.5 Expenses. Whether or not the Closing occurs, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such Expenses. As used in this Agreement, "***Expenses***" means the out-of-pocket fees and expenses of the Party's independent advisor, counsel and accountants, incurred or paid by the Party or on its behalf in connection with this Agreement and the transactions contemplated hereby.

6.6 Transition Plan Period. The Parties shall agree to continue to cooperate in good faith in establishing a transition plan for operations of the Company after Closing. To the extent Purchaser requires additional documents or information as part of the transition plan, Sellers agrees to cooperate in good faith with reasonable expectations in responding to the Purchaser's requests.

ARTICLE VII
SURVIVAL AND REMEDY; INDEMNIFICATION

7.1 Survival. All of the terms and conditions of this Agreement, together with the warranties, representations, agreements and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing Date; provided, however, that except with respect to covenants that, by their terms, are to be performed for a longer period, all covenants, agreements, representations and warranties of Sellers, and the Related Agreements to indemnify Purchaser set forth in this Article VII, shall survive and continue for, and all indemnification claims with respect thereto, shall be made prior to the end of twelve (12) months after the Closing Date; provided, however, that in the case of representations, warranties, covenants and related indemnities for which an indemnification claim shall be pending as of the end of the period referred to above, such indemnities shall survive with respect to such indemnification claim until the final disposition thereof (as applicable, the "***Indemnification Period***"). Thereafter, neither Sellers nor Purchaser shall be under any obligation or liability whatsoever with respect to any such representation, warranty, covenant or agreement or any certificate in respect thereto, except for those covenants and agreements which, by their terms, expressly extend for a longer period than the Indemnification Period. No Party shall have any right to assert any claims against the other Party with respect to any Loss, cause of action or other claim to the extent it is (i) primarily a possible or potential Loss, cause of action or claim that such Party believes may be asserted rather than a Loss, cause of action or claim that has, in fact, been filed of record against such Party or one of its Affiliates or paid or incurred by such Party or one of its Affiliates or (ii) a Loss, cause of action or claim with respect to which a Party or any of its Affiliates has taken action (or caused action to be taken) to accelerate the time period in which such matter is asserted or payable.

7.2 Indemnification by Sellers. Sellers shall indemnify Purchaser and its Affiliates, and its respective directors and officers, employees, representatives and agents, against, and agrees to hold them harmless from, any and all Losses incurred or suffered by Purchaser or any of the foregoing Persons (or any combination thereof) arising (i) out of any breach of or any inaccuracy in any representation or warranty made by Sellers pursuant to this Agreement or any Related Agreements and (ii) out of any breach of or failure by Sellers to perform any agreement, covenant or obligation of Sellers set out in this Agreement or any Related Agreements, any agreement, or instrument contemplated hereby, any document relating hereto or thereto or contained in any Disclosure Statement to this Agreement.

7.3 Indemnification by Purchaser. Purchaser shall indemnify Sellers against, and agrees to hold them harmless from, any and all Losses incurred or suffered by Sellers arising out of (i) any breach of or any inaccuracy in any representation or warranty made by Purchaser pursuant to Article IV of this Agreement or any Related Agreements; (ii) any breach of or failure by Purchaser to perform any agreement, covenant or obligation of Purchaser set out in this Agreement or any Related Agreements, any agreement, or instrument contemplated hereby, any document relating hereto or thereto or contained in Exhibits to this Agreement; and (iii) any acts or omissions by Purchaser or, from and after the Closing, the Company and any obligations and liabilities in respect of Purchaser, the Company from and after the Closing Date.

ARTICLE VIII
MISCELLANEOUS

8.1 Amendment. This Agreement may be amended, modified or supplemented only in a writing signed by the Parties.

8.2 Notices. Any notice, request, instruction or other document to be given hereunder by a Party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by courier or a courier service, (ii) on the date of transmission if sent by confirmed facsimile, (iii) on the next Business Day if sent by an overnight delivery service, or (iv) five Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

If to Purchaser addressed as follows:

US Nuclear Corp.
c/o Robert I Goldstein
Chief Executive Officer
7051 Eton Avenue
Canoga Park, California 91303
Email: rgoldsteinta@gmail.com

with a copy to:

Paesano Akkashian Apkarian, PC
c/o Anthony R. Paesano
7457 Franklin Road, Suite 200
Bloomfield Hills, Michigan 48301
Email: apaesano@paalawfirm.com

If to Sellers addressed as follows:

Grapheton, Inc.
c/o Sam Kassegne
7140 Tanager Drive
Carlsbad, CA 92011
Email: samk@grapheton.com

with a copy to:

Derek J. Lobo
2650 Camino Del Rio North, Suite 202
San Diego CA 92108
Email:

or to such other individual or address as a Party hereto may designate for itself by notice given as herein provided.

8.3 Waivers. The failure of a Party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

8.4 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Sections of the Disclosure Schedules are for convenience only and shall not be deemed part of this Agreement or the Disclosure Schedules or be given any effect in interpreting this Agreement or the Disclosure Schedules. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Underscored references to Articles, Sections, Exhibits or Schedules shall refer to those portions of this Agreement. Time is of the essence of each and every covenant, agreement and obligation in this Agreement. Neither Purchaser nor Sellers shall be deemed to be in breach of any covenant contained in this Agreement if such Party's deemed breach is the result of any action or inaction on the part of the other.

8.5 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

8.6 Binding Agreement. This Agreement and the Related Agreements shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

8.7 Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, successors and permitted assigns.

8.8 Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and no provision of this Agreement shall be deemed to confer upon third parties, either express or implied, any remedy, claim, liability, reimbursement, cause of action or other right. Notwithstanding the foregoing, the Persons referred to in Section 8.15 and Article VII are hereby made third party beneficiaries of this Agreement, with all of the rights, remedies, claims, liabilities, reimbursements, causes of action and other rights accorded such Persons under this Agreement and the Related Agreements.

8.9 Further Assurances. Upon the reasonable request of Purchaser or Sellers, each Party will on and after the Closing Date execute and deliver to the other Parties such other documents, assignments and other instruments as may be reasonably required to effectuate completely the transactions contemplated hereby, and to effect and evidence the provisions of this Agreement and the Related Agreement and the transactions contemplated hereby.

8.10 Entire Understanding. The Disclosure Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. This Agreement and the Related Agreements set forth the entire agreement and understanding of the Parties hereto and supersedes any and all prior agreements, arrangements and understandings among the Parties.

8.11 JURISDICTION OF DISPUTES. IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENTS OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, WITH RESPECT TO ANY OF THE MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (A) AGREE THAT ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION SHALL BE INSTITUTED IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE COUNTY OF LOS ANGELES, CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA; (B) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO PERSONAL JURISDICTION IN ANY SUCH COURT DESCRIBED IN CLAUSE (A) OF THIS SECTION 8.11 AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT NOTHING IN THIS SECTION 8.11 SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING TO REMOVE ANY ACTION TO A FEDERAL COURT IN THE CENTRAL DISTRICT OF CALIFORNIA); (C) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN AN INCONVENIENT FORUM;

8.12 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

8.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the language shall be construed as mutually chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

8.14 Counterparts. This Agreement may be executed in counterparts and such counterparts may be delivered in electronic format (including by fax and email). Such delivery of counterparts

shall be conclusive evidence of the intent to be bound hereby and each such counterpart and copies produced therefrom shall have the same effect as an original. To the extent applicable, the foregoing constitutes the election of the Parties to invoke any law authorizing electronic signatures.

The Parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

**PURCHASER**

US Nuclear Corp., a Delaware corporation

Robert I. Goldstein

By: Robert I. Goldstein
Its: Chairman of the Board
Chief Executive Officer

Dated: 2/3/2020

**SELLERS**

______________________________
Samuel Kassegne

Dated: _______________

______________________________
Bao Nguyen

Dated: _______________

Grapheton, Inc., a California corporation

______________________________
By: Samuel Kassegne
Its: Chief Executive Officer

Dated: _______________

shall be conclusive evidence of the intent to be bound hereby and each such counterpart and copies produced therefrom shall have the same effect as an original. To the extent applicable, the foregoing constitutes the election of the Parties to invoke any law authorizing electronic signatures.

The Parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

**PURCHASER**

US Nuclear Corp., a Delaware corporation

______________________________

By: Robert I. Goldstein
Its: Chairman of the Board
Chief Executive Officer

Dated: ________________, 2019

**SELLERS**

______________________________

Samuel Kassegne

Dated: Feb 3rd, 20~~19~~20

______________________________

Bao Nguyen

Dated: Feb 3rd, 20~~19~~20

Grapheton, Inc., a California corporation

______________________________

By: Samuel Kassegne
Its: Chief Executive Officer

Dated: Feb 3rd, 20~~19~~20

SCHEDULE 2.3

EARN OUT ADDENDUM

[Beginning on Following Page]

# 2 Year Milestone (2020 and 2021) – Grapheton

| Timeline | Innovations & Competitiveness in Core Neural Probe Technology | Microfabrication & Process Capabilities | Customer Engagement | Business Dev + IP | Items Sold & Revenue |
|---|---|---|---|---|---|
| **Year 1** | 1. Introduce a new and novel commercial version of neural probe specifically designed for **Parkinson's Disease and Epilepsy applications** that involve large brain circuits (i.e., implants in 3-4 places). This is 3-dimensional multi-modal probes for research/university market for large brain circuit applications (electrical sensing and neurotransmitter detection). 40 channels (2 for stim, 32 surface recording, 4 neurotransmitter, and 2 depth electrical sensing).<br>***Applications: Parkinson's Disease, & Epilepsy. Possibly Alzheimer Disease.***<br>***Product Name: 3DMultiModalOrigami***<br>2. Demonstrate high-density glassy carbon microelectrode neural probe for ECoG applications (electrical recording and stimulations)<br>a. 64x64 channels<br>b. 128*128 channels<br>***Applications: Epilepsy & Stroke***<br>***Product Names: GCECoG64x64 & GCECoG128x128*** | 1. Lab/facility set up within 6 months (permits can take 3-4 months).<br>2. Hire 1 engineer and 0.5 technician (part-time)<br>3. Production capacity of 4 wafers per month (10x4 = 40 neural probes/month)<br>4. Meet wafer production yield of 85% after 6 months of production start. | 1. Establish technical collaborations/partnership to establish production technology pipeline i.e. MRI/electro-stimulation combination etc.<br>2. Initiate strategic partnership with companies that provide complementary technology to Grapheton i.e. recording/stimulation electronics etc. | 1. Disclose and protect core technology around the **3DMultiModal Origami** probe.<br>2. Establish business plan, direction, and forecasting for 3 and 5 years to be approved by BOD | 1. Apply for SBIR Funding to NSF **($70,000)**<br>2. Target of selling 50-75 probes<br>3. Target $5000 revenue from sales |
| **Year 2** | 1. Refine ***3DMultiModalOrigami*** probe design and features based on feedback from engaged neural engineering community. Add DBS electrodes. This will strengthen our unique position in the next generation of neural probes that are meant for fundamental understanding & progress in treatment of Parkinson's Disease and Epilepsy.<br>***Applications: Parkinson's Disease, DBS & Epilepsy. Possibly Alzheimer Disease.***<br>***Product Name: 3DMultiModalOrigami+*** | 1. Lab/facility set up completed to support in-house capability in electrical and electrochemical characterization.<br>2. Keep technical team strength at 1.5 engineer and 0.5 technician (part-time)<br>3. Increase production capacity of 8 wafers | 1. Expand strategic partnership with companies that provide complementary technology to Grapheton i.e. recording/stimulation electronics etc. | Refine and polish business plan, direction, and forecasting for 3 and 5 years to be approved by BOD | 1. Target of selling 150-200 probes<br>2. Target $15,000 revenue from sales.<br>4. Apply for another round of SBIR |

| | | | | | |
|---|---|---|---|---|---|
| | 2. Extend offering to high-density glassy carbon microelectrode array for ECoG applications (electrical recording and stimulations)<br>a. 256*256 ***(GCECoG256x256)***<br>***Applications: Epilepsy, Stroke***<br>***Product Names: GCECoG64x64***<br>3. Add filters, amplifiers, multiplexers, A/D converters at PCB level<br>4. Investigate and implement opportunity to develop some circuits for multi-modal uses (stimulation, recording, and voltammetry). | per month (10x8 = 80 neural probes/month)<br>4. Meet wafer production yield of 85% or greater after 6 months of production start. | | | Funding from DoE or NSF **($70,000)** |

**Notes:**

1. The technical milestones represent products that will surpass the state-of-the-art. They represent the latest innovations and ideas from the Grapheton Group.
2. The Grapheton team is committed to meeting all milestones to the best of its ability and resources.
3. Business Development, marketing, and sales activities require the active participation of UCLE and Bob.

SCHEDULE 2.4

SELLERS' DELIVERABLES

This list does not constitute all documents or information allowed by Purchaser to request and review during the Due Diligence Period. The following documents and information shall be produced as part of the Sellers' Deliverables set forth in Section 2.4 of the Agreement:

Capitalization

- Description of structure of incorporation and subsidiaries;
- Copy of Articles of Incorporation;
- Detailed share ownership table; including any stock purchase warrants or stock option agreements;
- Copy of Shareholder loan agreement(s), subordinated debt note agreement(s), subordination agreements, bank credit facility or other senior lender agreements;
- Description and copy of any partnership or joint ventures, if any;
- Description and details of any related party payables; and

Financial Statements and Projections

- Historical financials for past three years 2016, 2017 and December 31, 2018, including income statement, balance sheet and statement of cash flow;
- Budge and estimated financial performance for remainder of 2019 and 2020. Electronic version of the financial model for the 2019/2020 forecast;
- Financial projections beyond budget year, if available; and
- Description/discussion of capital expenditures, historical and projected.

Sales & Marketing

- Current pipeline report (update, if any);
- Major customer contracts including date, size and description of products and services;
- Percent of sales of top customers over past two to three years;
- Composition, location and compensation of sales force;
- Marketing materials, including key sales presentations and product descriptions;
- Industry reports and market research papers; and
- List of primary competitors and any available information on reports on competitors.

Contracts/Operations/Staffing

- All significant contracts and agreements, and amendments thereto, pertaining to:
    - Officer Employment Agreements
    - Top Five Customers
    - Top Five Suppliers
    - Contractors
- Staff Organization chart; and

- Employee list, including compensation.

Legal, Tax, and Other

- Description of all governmental approvals, authorizations, licenses, etc. needed for operating;
- Discussion of environmental issues and regulations, if applicable;
- Description of tax environments, including corporate, payroll and property;
- Insurance requirements and coverage;
- Description of any legal proceedings including description of any litigation during past five years;
- Listing of any patents, trademarks or copyrights;
- List of employees with management, operational or back-office responsibilities, or those employees or agents of the Company with access to confidential or proprietary information of the Company, including trade secrets, whose employment or independent contract agreement, as the case may be, was terminated within three years prior to the Effective Date, along with a description of their respective skills, duties, position(s) and whether such employee or independent contractor was replaced at any time between termination and the Effective Date; and
- Description of any federal, state, or local tax disputes or examinations during the past five years. Detail of any tax loss carry-forward positions at end of 2018.

SCHEDULE 3.1(a)

ORGANIZATIONAL DOCUMENTS (GRAPHETON, INC.)

[*See Following Page*]

SCHEDULE 3.11

TITLE TO PROPERTIES

[*See Following Page*]

SCHEDULE 3.14

INTELLECTUAL PROPERTY

[*See Following Page*]

SCHEDULE 3.15

EMPLOYEE BENEFIT PLANS

[*See Following Page*]

SCHEDULE 3.16

EMPLOYEE INFORMATION

[*See Following Page*]

SCHEDULE 3.17

TAXES

[*See Following Page*]

SCHEDULE 3.18

LITIGATION

None.

SCHEDULE 3.21

RELATED PARTY AGREEMENTS

See Exhibit B, Exhibit C, and Exhibit D

SCHEDULE 3.22

INSURANCE

[*See Following Page*]

EXHIBIT A

ASSIGNMENTS SEPARATE FROM CERTIFICATE

*[See Following Page]*

## ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned shareholder of Grapheton, Inc., a California corporation (the "***Company***"), as the owner and holder of certificate COM___ representing ____ shares of common stock in the Company hereby transfers and conveys 66 shares of common stock in the Company to US Nuclear, Corp., an Delaware corporation (the "***Assignee***") for the consideration identified below. The Company represents to the Assignee that this Assignment Separate from Certificate is authorized by the Company.

**ASSIGNOR**

Consideration Paid: $42,500

________________________________

Samuel Kassegne

Dated: Feb 3rd, 20~~19~~20

**ASSIGNEE ACCEPTANCE OF ASSIGNMENT:**

US Nuclear Corp., a Delaware corporation,

________________________________

By: Robert I. Goldstein
Its: Chief Executive Officers and
Chairman of the Board of Directors

Dated: ________________, 2019

**APPROVAL OF ASSIGNMENT (COMPANY)**

Grapheton, Inc., a California corporation

________________________________

By: Samuel Kassegne
Its: Chief Executive Officer

Dated: Feb 3rd, 20~~19~~20

## ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned shareholder of Grapheton, Inc., a California corporation (the "***Company***"), as the owner and holder of certificate COM___ representing ____ shares of common stock in the Company hereby transfers and conveys 66 shares of common stock in the Company to US Nuclear, Corp., an Delaware corporation (the "***Assignee***") for the consideration identified below. The Company represents to the Assignee that this Assignment Separate from Certificate is authorized by the Company.

**ASSIGNOR**

Consideration Paid: $42,500

Bao Nguyen

Dated: Feb 3rd, ~~2019~~ 2020

**ASSIGNEE ACCEPTANCE OF ASSIGNMENT:**

US Nuclear Corp., a Delaware corporation,

By: Robert I. Goldstein
Its: Chief Executive Officers and
Chairman of the Board of Directors

Dated: ________________, 2019

**APPROVAL OF ASSIGNMENT (COMPANY)**

Grapheton, Inc., a California corporation

By: Samuel Kassegne
Its: Chief Executive Officer

Dated: Feb 3rd, ~~2019~~ 2020

<u>EXHIBIT B</u>

<u>ESCROW AGREEMENT</u>

[*See Following Page*]

EXHIBIT C

UCLE INDEPENDENT CONTRACTOR AGREEMENT

[*See Following Page*]

# EXHIBIT D

# GOLDSTEIN INDEPDENDENT CONTRACTOR AGREEMENT

[*See Following Page*]